UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 17, 2019 (May 15, 2019)

TRUEBLUE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Washington
(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)
(253) 383-9101
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TBI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 15, 2019, TrueBlue, Inc. (the “company”) held its annual meeting of shareholders. A total of 36,564,563 shares of the company’s common stock outstanding and entitled to vote were present at the annual meeting in person or by proxy. At the annual meeting, the shareholders voted to: (a) elect each of the nine nominees for director to serve until the 2020 Annual Meeting of Shareholders, (b) approve, on an advisory basis, the compensation of the company’s named executive officers, and (c) ratify the selection of Deloitte & Touche LLP to be the company’s independent registered public accounting firm for the fiscal year ending December 29, 2019.

The voting results were as follows:

(a) Election of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Colleen B. Brown	34,914,760	33,391	41,760	1,574,652
A. Patrick Beharelle	34,906,003	44,002	39,906	1,574,652
Steven C. Cooper	34,482,744	467,261	39,906	1,574,652
William C. Goings	34,915,684	33,467	40,760	1,574,652
Kim Harris Jones	34,915,600	33,335	40,976	1,574,652
Stephen M. Robb	34,915,895	33,286	40,730	1,574,652
Jeffrey B. Sakaguchi	34,710,198	238,953	40,760	1,574,652
Kristi A. Savacool	34,910,025	38,126	41,760	1,574,652
Bonnie W. Soodik	34,874,612	73,369	41,930	1,574,652

(b) Advisory vote on compensation of the company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
33,842,931	1,052,873	94,107	1,574,652

(c) Ratification of the appointment of Deloitte & Touche LLP to be the company’s independent registered public accounting firm for the fiscal year ending December 29, 2019:

For	Against	Abstain
36,158,801	365,948	39,814

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUEBLUE, INC.
(Registrant)

Date:	May 17, 2019	By:	/s/ James E. Defebaugh
James E. Defebaugh
Executive Vice President, General Counsel, and Secretary